                                                                    Exhibit 99.1

Company contact:

FLIR Systems, Inc.
Scott Hibbs
(503) 372-6127
www.flir.com
------------


            FLIR Systems Announces Second Quarter Financial Results


     PORTLAND, Ore. - August 14, 2000 -- FLIR Systems, Inc. (Nasdaq: FLIRE) today reported revenue for the second quarter ended June 30, 2000 of $52.9 million, an increase of 14 percent as compared to revenue of $46.3 million for the second quarter of 1999. The Company reported a net loss of $7.3 million, or $0.50 per share, in the second quarter of 2000, compared to net income of $0.9 million, or $0.07 per share, in the second quarter of last year.

     The loss in the second quarter of 2000 included charges totaling $6.9 million, or $0.48 per share, to adjust accounting entries from prior years. These charges, identified during the course of the review of second quarter results, relate to cost accumulation entries for inventory, research and development costs and other costs.

     The results for the second quarter of 2000 also included a charge of approximately $0.5 million, or $0.03 per share, associated with a workforce reduction program announced by the Company at the end of June. The Company has implemented cost reduction initiatives, including a workforce reduction, that are expected to yield annualized cost savings of approximately $10 million beginning in the third quarter of 2000.

     "We are pleased with our revenue growth in the second quarter over the same period last year," said John Hart, acting President and Chief Executive Officer of FLIR Systems, Inc. "With a current sales order backlog of approximately $62 million, we expect to continue to report increasing quarterly revenues during the second half of the year. However, our operational cost structure is wholly unacceptable. In addition to identifying and correcting the accounting problems of the past, FLIR's new management team is continuing a comprehensive financial and operational review of every aspect of our business, and we are committed to substantially reducing our costs and restructuring the Company to ensure profitable growth going forward," Hart said.

                                    (more)

FLIR Systems Announces First Quarter Results
June 30, 2000
Page Two


Forward-Looking Statements

This release contains statements, including statements regarding the Company's expectations as to cost savings beginning in the third quarter of 2000 and revenue growth in the second half of 2000 that are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the effectiveness of cost reduction initiatives undertaken by the Company, changes in demand for the company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under agreements, the amount and availability of government procurement funds, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

About FLIR Systems

     FLIR Systems, Inc. is a world leader in the design, manufacture and marketing of thermal imaging and broadcast camera systems for a wide variety of commercial and government applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground-based security. Visit the company's web site at www.FLIR.com
------------


                              (Tables attached)

                              FLIR SYSTEMS, INC.

                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (In thousands, except per share amounts)
                                  (Unaudited)

                                                   Three Months Ended                 Six Months Ended
                                                        June 30,                          June 30,
                                          -------------------------------------------------------------------
                                                    2000                1999           2000              1999
                                          --------------    -------------------------------    --------------

Revenue:
  Commercial............................         $25,744             $27,245       $ 51,222          $ 55,231
  Government............................          27,147              19,071         37,497            29,906
                                          --------------    -------------------------------    --------------

                                                  52,891              46,316         88,719            85,137

Cost of goods sold....................            28,914              21,571         45,092            60,398
Research and development..............             9,514               6,836         16,435            13,813
Selling and other operating costs.....            18,906              14,861         35,751            29,918
Combination costs.....................                --                 974          1,217             4,628
                                          --------------    -------------------------------    --------------

                                                  57,334              44,242         98,495           108,757

  Earnings (loss) from operations ....            (4,443)              2,074         (9,776)          (23,620)

Interest expense......................             2,753                 981          4,846             2,207
Other expense (income) - net..........                67                (204)           (15)             (222)
                                          --------------    -------------------------------    --------------


  Earnings (loss) before income taxes.            (7,263)              1,297        (14,607)          (25,605)

Income tax provision (benefit)........                --                 367         (1,836)              367
                                          --------------    -------------------------------    --------------


Net earnings (loss)...................           $(7,263)            $   930       $(12,771)         $(25,972)
                                          ==============    ===============================    ==============


Net earnings (loss) per share:
  Basic.................................          $(0.50)              $0.07         $(0.88)           $(1.83)
                                          ==============    ===============================    ==============
  Diluted...............................          $(0.50)              $0.06         $(0.88)           $(1.83)
                                          ==============    ===============================    ==============


Weighted average shares outstanding:
  Basic.................................          14,461              14,197         14,437            14,163
                                          ==============    ===============================    ==============
  Diluted...............................          14,461              14,471         14,437            14,163
                                          ==============    ===============================    ==============

                               FLIR SYSTEMS, INC.

                           CONSOLIDATED BALANCE SHEET
                      (In thousands, except share amounts)

                                                       ASSETS
                                                                     June 30,                  December 31,
                                                                      2000                        1999
                                                               -------------------         -------------------
                                                                    (Unaudited)
Current assets:
    Cash and cash equivalents...............................              $  6,627                    $  4,255
    Accounts receivable, net................................                43,481                      57,777
    Inventories.............................................                67,559                      64,374
    Prepaid expenses........................................                 3,617                       6,040
    Deferred income taxes...................................                 9,887                       7,216
                                                               -------------------         -------------------

        Total current assets................................               131,171                     139,662
Property and equipment, net.................................                19,160                      20,796
Deferred income taxes, net..................................                16,499                      16,499
Intangible assets, net......................................                17,316                      17,932
Other assets................................................                   610                       1,829
                                                               -------------------         -------------------
                                                                          $184,756                    $196,718
                                                               ===================         ===================


                                               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Notes payable...........................................              $ 96,305                    $ 81,247
    Accounts payable........................................                12,307                      22,128
    Accrued payroll and other liabilities...................                19,175                      21,474
    Accrued income taxes....................................                 1,464                       3,207
    Current portion of long-term debt.......................                   947                       1,084
                                                               -------------------         -------------------

        Total current liabilities...........................               130,198                     129,140
Long-term debt..............................................                 1,067                       1,497
Pension liability...........................................                 3,759                       3,879
Shareholders' equity........................................                49,732                      62,202
                                                               -------------------         -------------------
                                                                          $184,756                    $196,718
                                                               ===================         ===================